UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2025

Hennessy Capital Investment Corp. VII

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42479	98-1813620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US Hwy 50, Suite 309

Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (775) 339-1671

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	HVIIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	HVII	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-twelfth (1/12) of one Class A ordinary share upon the consummation of an initial business combination	HVIIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on January 21, 2025, Hennessy Capital Investment Corp. VII, a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “IPO”) of 19.0 million units (the “Units”), which included 1.5 million Units sold pursuant to the partial exercise of the Underwriters’ (as defined below) over-allotment option. Each Unit consists of one Class A ordinary share (“Class A ordinary share”) and one right to receive one-twelfth (1/12) of one Class A ordinary share upon the consummation of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $190.0 million.

Simultaneously with the closing of the IPO on January 21, 2025, the Company completed the private placement and sale of an aggregate of 690,000 private placement units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $6.9 million. Of the 690,000 Private Placement Units, 500,000 Private Placement Units were purchased by HC VII Sponsor LLC, the Company’s sponsor, and an aggregate of 190,000 Private Placement Units were purchased by the underwriters of the IPO (collectively, the “Underwriters”): Cohen & Company Capital Markets, a division of J.V.B Financial Group, LLC (133,000); Clear Street LLC (28,500); and Loop Capital Markets LLC (28,500).

A total of $190.0 million of the net proceeds from the IPO and the sale of the Private Placement Units (which amount includes the Underwriters’ deferred underwriting discounts and commissions of up to $7.6 million) was deposited into a segregated trust account (the “Trust Account”) located in the United States, with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes (other than excise taxes, if any) and to fund its working capital requirements, subject to an annual limit of 5.0% of the interest earned, and up to $100,000 of interest to pay dissolution expenses, the funds held in the Trust Account will not be released from the Trust Account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any Class A ordinary shares sold as part of the Units in the IPO (the “public shares”) properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of the Company’s public shares in connection with the Company’s initial business combination or to redeem 100% of the public shares if the Company has not consummated an initial business combination within 24 months from the closing of the IPO (the “Completion Window”) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the public shares if the Company is unable to complete an initial business combination within the Completion Window, subject to applicable law.

An audited balance sheet as of January 21, 2025 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Units has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Audited Balance Sheet as of January 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hennessy Capital Investment Corp. VII

By:	/s/ Nicholas Geeza
Name:	Nicholas Geeza
Title:	Chief Financial Officer

Dated: January 27, 2025